250 Glen Street Glens Falls, NY
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Timothy C. Badger Tel: (518) 415-4307 Fax: (518) 745-1976

Arrow Reports Increased Quarterly Earnings and Strong Asset Quality Ratios

•	First-quarter diluted earnings per share increased 2.4%.

•	Net interest income on a tax-equivalent basis rose $1.0 million or 6.9%.

•	Continued growth in insurance commission income and income from fiduciary activities.

•	Record highs at quarter-end for total loans, assets, deposits and stockholders' equity, as well as assets under trust administration and investment management.

•	An increase of 2% in the cash dividends paid.

GLENS FALLS, N.Y. (April 21, 2014) -- Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended March 31, 2014. Net income for the first quarter of 2014 was $5.32 million, an increase of $139 thousand, or 2.7%, from net income of $5.18 million for the first quarter of 2013. Diluted earnings per share (EPS) for the quarter was $0.43, a 2.4% increase from the comparable 2013 quarter, when diluted EPS was $0.42. Return on average assets for the first quarter of 2014 was 0.99%, and return on average equity for the 2014 first quarter was 11.11%.

Expansion continues with the announcement of a new Saratoga National Bank and Trust Company banking branch in Colonie, New York; it will be the Bank's first office in Albany County.

Arrow President and CEO Thomas J. Murphy stated, "Arrow ended the first quarter with solid returns on average assets and average equity, record highs in several key balance sheet categories, excellent asset quality and strong capital. We are pleased with these results."

The following list expands on the highlights of our first-quarter results:

Net Interest Income and Margin: In the first quarter of 2014, on a tax-equivalent basis, our net interest income increased $1.0 million, or 6.9%, compared to the first quarter of 2013, while our tax-equivalent net interest margin remained relatively unchanged, falling one basis point to 3.12% from 3.13% in the first quarter of 2013. Although our loan yields remain under pressure, net interest margin increased 6 basis points to 3.12% from our fourth quarter 2013 margin of 3.06%.

Insurance Agency Operations: Insurance commission income rose from $2.0 million for the first quarter of 2013 to $2.4 million for the first quarter of 2014, an increase of $416 thousand, or 20.5%. This increase was primarily attributable to annual contingent commission income received from certain insurance carriers.

Trust Assets and Related Noninterest Income: Assets under trust administration and investment management at March 31, 2014, were a record $1.183 billion, an increase of $88.0 million, or 8.0%, from the March 31, 2013, balance of $1.095 billion. The growth in balances was generally attributable to a significant rise in the equity markets between the reporting dates as well as to the addition of new accounts. Income from fiduciary activities increased by $299 thousand, or 19.0%, for the first three months of 2014, as compared to the 2013 period.

Balance Sheet Changes: Total assets at March 31, 2014, reached a record high of $2.222 billion, an increase of $105.6 million, or 5.0%, from the $2.116 billion balance at March 31, 2013, and 2.7% above total assets of $2.164 billion at December 31, 2013. Our loan portfolio also rose to a record high of $1.3 billion, up $145.7 million, or 12.5%, from the March 31, 2013, level, and an increase of $44.0 million, or 3.5%, from the level at December 31, 2013. While all three major categories of our loan portfolio grew during the first quarter of 2014, the largest increase was in our commercial real estate loan portfolio, followed by increases in our residential real estate loan and automobile loan categories.

During the first three months of 2014, we originated approximately $27 million of residential real estate loans, a decrease of 12.1% from approximately $30 million of residential real estate loans originated in the comparable period for 2013. However, during the 2014 first quarter, our management strategy was to retain most of our originations, as opposed to our 2013 strategy of selling most into the secondary market. As a result, the outstanding balance of our residential real estate loan portfolio at March 31, 2014, was higher than the outstanding balance at both March 31, 2013 and December 31, 2013. Since we elected to retain most mortgage originations, our gain on the sale of residential real estate loan originations in the first quarter of 2014 was significantly less than our gain on the sale of such originations in the comparable 2013 quarter.

Asset Quality: Asset quality remained strong at March 31, 2014, as measured by our low level of nonperforming assets and low level of net charge-offs. Nonperforming assets of $7.3 million at March 31, 2014 represented only 0.33% of period-end assets, down four basis points from our 0.37% ratio as of December 31, 2013. Net loan losses for the first quarter of 2014, expressed as an annualized percentage of average loans outstanding, were only 0.08%. These asset quality ratios continue to be significantly better than recently reported industry-wide averages and our overall loan delinquency rates remain low.

Our allowance for loan losses was $14.6 million at March 31, 2014, which represented 1.12% of loans outstanding, thirteen basis points below our ratio one year earlier and two basis points below our ratio at December 31, 2013.

Capital: Total stockholders’ equity was a record $194.5 million at period-end, an increase of $16.7 million, or 9.4%, above the March 31, 2013 amount. Arrow's capital ratios continued to remain strong, as reflected by a Tier 1 leverage ratio of 9.30% at quarter-end, unchanged from March 31, 2013. Arrow's total risk-based capital ratio was 15.62%, down from 16.34% a year ago. The capital ratios of the Company and its subsidiary banks continue to significantly exceed the “well capitalized” regulatory standard, which is the highest current regulatory category.

Peer Group: Many of our key operating ratios have consistently compared very favorably to our peer group, which we define as all U.S. bank holding companies having $1.0 billion to $3.0 billion in total assets, as identified in the Federal Reserve Bank’s "Bank Holding Company Performance Report" (FRB Report). The most current peer data available in the FRB Report is for the twelve-month period ended December 31, 2013, in which our return on average equity (ROE) was 12.11%, as compared to 8.56% for our peer group. Our ratio of loans 90 days past due and accruing plus nonaccrual loans to total loans was 0.56% as of December 31, 2013, as compared to 1.46% for our peer group. Our ratio of net loan losses for the year ending December 31, 2013, was 0.09%, well below the peer result of 0.25%.

Cash and Stock Dividends: We distributed a cash dividend of $.25 per share to stockholders in the first quarter of 2014. The cash dividend was 2% higher than the cash dividend paid in the first quarter of 2013, adjusted for our 2% stock dividend in September 2013. This quarter's dividend, based on our $26.44 closing stock price at March 31, 2014, represented an annualized yield of 3.78%.

Securities Transactions: There were no securities transactions in the first quarter of 2014. However, included in our comparable 2013 first quarter results were securities transactions of $318 thousand, net of tax, which represented nearly $.03 per share for the quarter.

Industry Recognition: Arrow was recently recognized by Forbes as one of "America's 50 Most Trustworthy Financial Companies" for its accounting and governance practices. The list includes publicly traded banks and insurance companies. This is the third consecutive year Arrow has received a "Most Trustworthy" designation from Forbes.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; three property and casualty insurance agencies: Loomis & LaPann, Inc., Upstate Agency, LLC, and McPhillips Insurance Agency, a division of Glens Falls National Insurance Agencies, LLC; and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and our other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended March 31,
	2014	2013
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$12,774	$12,783
Interest on Deposits at Banks	13	27
Interest and Dividends on Investment Securities:
Fully Taxable	2,008	1,796
Exempt from Federal Taxes	1,471	1,390
Total Interest and Dividend Income	16,266	15,996
INTEREST EXPENSE
NOW Accounts	464	778
Savings Deposits	219	268
Time Deposits of $100,000 or More	230	319
Other Time Deposits	391	554
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	4	3
Federal Home Loan Bank Advances	145	173
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	141	144
Total Interest Expense	1,594	2,239
NET INTEREST INCOME	14,672	13,757
Provision for Loan Losses	458	100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,214	13,657
NONINTEREST INCOME
Income From Fiduciary Activities	1,873	1,574
Fees for Other Services to Customers	2,194	2,282
Insurance Commissions	2,444	2,028
Net Gain on Securities Transactions	—	527
Net Gain on Sales of Loans	123	607
Other Operating Income	252	156
Total Noninterest Income	6,886	7,174
NONINTEREST EXPENSE
Salaries and Employee Benefits	7,642	7,621
Occupancy Expenses, Net	2,341	2,276
FDIC Assessments	273	264
Other Operating Expense	3,210	3,250
Total Noninterest Expense	13,466	13,411
INCOME BEFORE PROVISION FOR INCOME TAXES	7,634	7,420
Provision for Income Taxes	2,314	2,239
NET INCOME	$5,320	$5,181
Average Shares Outstanding [1]:
Basic	12,354	12,272
Diluted	12,378	12,290
Per Common Share:
Basic Earnings	$0.43	$0.42
Diluted Earnings	0.43	0.42
[1] Share and per share data have been restated for the September 27, 2013, 2% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2014	December 31, 2013	March 31, 2013
ASSETS
Cash and Due From Banks	$40,056	$37,275	$23,943
Interest-Bearing Deposits at Banks	35,994	12,705	113,231
Investment Securities:
Available-for-Sale	429,230	457,606	478,775
Held-to-Maturity (Approximate Fair Value of $322,335 at March 31, 2014; $302,305 at December 31, 2013; and $259,562 at March 31, 2013)	317,632	299,261	251,456
Other Investments	3,896	6,281	4,493
Loans	1,310,423	1,266,472	1,164,759
Allowance for Loan Losses	(14,636)	(14,434)	(14,603)
Net Loans	1,295,787	1,252,038	1,150,156
Premises and Equipment, Net	28,717	29,154	29,363
Goodwill	22,003	22,003	22,003
Other Intangible Assets, Net	3,996	4,140	4,457
Other Assets	44,270	43,235	38,085
Total Assets	$2,221,581	$2,163,698	$2,115,962
LIABILITIES
Noninterest-Bearing Deposits	$277,086	$278,958	$254,308
NOW Accounts	908,028	817,366	845,531
Savings Deposits	524,670	498,779	476,115
Time Deposits of $100,000 or More	74,127	78,928	89,797
Other Time Deposits	164,108	168,299	185,455
Total Deposits	1,948,019	1,842,330	1,851,206
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	13,787	11,777	12,166
Federal Home Loan Bank Overnight Advances	—	53,000	—
Federal Home Loan Bank Term Advances	20,000	20,000	30,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Other Liabilities	25,284	24,437	24,787
Total Liabilities	2,027,090	1,971,544	1,938,159
STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	—	—	—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (16,744,486 Shares Issued at March 31, 2014, and December 31, 2013; and 16,416,163 Shares Issued at March 31, 2013)	16,744	16,744	16,416
Additional Paid-in Capital	229,842	229,290	219,178
Retained Earnings	29,692	27,457	28,423
Unallocated ESOP Shares (79,763 Shares at March 31, 2014; 87,641 Shares at December 31, 2013; and 95,172 Shares at March 31, 2013)	(1,650)	(1,800)	(2,000)
Accumulated Other Comprehensive Loss	(4,075)	(4,373)	(8,324)
Treasury Stock, at Cost (4,315,156 Shares at March 31, 2014; 4,296,723 Shares at December 31, 2013; and 4,310,578 Shares at March 31, 2013)	(76,062)	(75,164)	(75,890)
Total Stockholders’ Equity	194,491	192,154	177,803
Total Liabilities and Stockholders’ Equity	$2,221,581	$2,163,698	$2,115,962

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Net Income	$5,320	$5,784	$5,623	$5,207	$5,181
Transactions Recorded in Net Income (Net of Tax):
Net Gain on Securities Transactions	—	—	—	8	318
Net Gain on Sales of Loans	74	114	100	301	367
Share and Per Share Data:[1]
Period End Shares Outstanding	12,350	12,360	12,329	12,284	12,251
Basic Average Shares Outstanding	12,354	12,339	12,308	12,261	12,272
Diluted Average Shares Outstanding	12,378	12,387	12,344	12,279	12,290
Basic Earnings Per Share	$0.43	$0.47	$0.46	$0.42	$0.42
Diluted Earnings Per Share	0.43	0.47	0.46	0.42	0.42
Cash Dividend Per Share	0.25	0.25	0.25	0.25	0.25
Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	17,184	46,853	14,096	26,632	41,145
Investment Securities	755,008	762,768	744,928	771,018	711,848
Loans	1,284,649	1,254,957	1,224,840	1,185,041	1,169,870
Deposits	1,887,589	1,904,922	1,800,181	1,801,346	1,773,126
Other Borrowed Funds	68,375	62,038	92,073	94,596	64,622
Shareholders’ Equity	194,127	184,506	179,634	178,867	176,874
Total Assets	2,176,038	2,176,264	2,095,017	2,099,138	2,039,314
Return on Average Assets	0.99%	1.05%	1.06%	0.99%	1.03%
Return on Average Equity	11.11%	12.44%	12.42%	11.68%	11.88%
Return on Tangible Equity[2]	12.84%	14.50%	14.55%	13.70%	13.97%
Average Earning Assets	$2,056,841	$2,064,578	$1,983,864	$1,982,691	$1,922,863
Average Paying Liabilities	1,678,080	1,686,993	1,614,873	1,641,300	1,590,401
Interest Income, Tax-Equivalent	17,439	17,633	17,032	16,989	17,059
Interest Expense	1,594	1,713	1,747	2,223	2,239
Net Interest Income, Tax-Equivalent	15,845	15,920	15,285	14,766	14,820
Tax-Equivalent Adjustment	1,173	1,174	1,158	1,180	1,063
Net Interest Margin [3]	3.12%	3.06%	3.06%	2.99%	3.13%
Efficiency Ratio Calculation:
Noninterest Expense	$13,466	$13,385	$13,133	$13,274	$13,411
Less: Intangible Asset Amortization	(106)	(108)	(108)	(112)	(124)
Net Noninterest Expense	$13,360	$13,277	$13,025	$13,162	$13,287
Net Interest Income, Tax-Equivalent	$15,845	$15,920	$15,285	$14,766	$14,820
Noninterest Income	6,886	6,877	6,939	7,071	7,174
Less: Net Securities Gains	—	—	—	(13)	(527)
Net Gross Income	$22,731	$22,797	$22,224	$21,824	$21,467
Efficiency Ratio	58.77%	58.24%	58.61%	60.31%	61.90%
Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$194,491	$192,154	$182,683	$177,607	$177,803
Book Value per Share	15.75	15.55	14.82	14.46	14.51
Intangible Assets	25,999	26,143	26,273	26,387	26,460
Tangible Book Value per Share [2]	13.64	13.43	12.69	12.31	12.35
Capital Ratios:
Tier 1 Leverage Ratio	9.30%	9.19%	9.37%	9.19%	9.30%
Tier 1 Risk-Based Capital Ratio	14.55%	14.70%	14.59%	14.82%	15.15%
Total Risk-Based Capital Ratio	15.62%	15.77%	15.69%	15.96%	16.34%
Assets Under Trust Administration and Investment Management	$1,182,661	$1,174,891	$1,111,085	$1,073,523	$1,094,708

1Share and Per Share Data have been restated for the September 27, 2013, 2% stock dividend.
2Tangible Book Value and Tangible Equity exclude intangible assets from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.
3Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets.  This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2014	12/31/2013	3/31/2013
Loan Portfolio
Commercial Loans	$89,876	$87,893	$89,167
Commercial Construction Loans	28,026	27,815	27,380
Commercial Real Estate Loans	308,841	288,119	255,242
Other Consumer Loans	7,783	7,649	7,031
Consumer Automobile Loans	400,621	394,204	354,001
Residential Real Estate Loans	475,276	460,792	431,938
Total Loans	$1,310,423	$1,266,472	$1,164,759
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$14,434	$14,584	$15,298
Loans Charged-off	336	246	890
Less Recoveries of Loans Previously Charged-off	80	96	95
Net Loans Charged-off	256	150	795
Provision for Loan Losses	458	—	100
Allowance for Loan Losses, End of Quarter	$14,636	$14,434	$14,603
Nonperforming Assets
Nonaccrual Loans	$6,284	$6,479	$5,218
Loans Past Due 90 or More Days and Accruing	347	652	259
Loans Restructured and in Compliance with Modified Terms	380	641	473
Total Nonperforming Loans	7,011	7,772	5,950
Repossessed Assets	138	63	45
Other Real Estate Owned	198	81	1,149
Total Nonperforming Assets	$7,347	$7,916	$7,144
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.08%	0.05%	0.28%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.14%	—%	0.03%
Allowance for Loan Losses to Period-End Loans	1.12%	1.14%	1.25%
Allowance for Loan Losses to Period-End Nonperforming Loans	208.76%	185.71%	245.43%
Nonperforming Loans to Period-End Loans	0.53%	0.61%	0.51%
Nonperforming Assets to Period-End Assets	0.33%	0.37%	0.34%